UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2020 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) held on June 30, 2020 (the “Annual Meeting”), the holders of the Company’s common stock entitled to vote at the meeting (1) elected five director nominees whose terms will expire at the 2021 annual meeting of stockholders, (2) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers as set forth in the proxy statement, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.

The voting results were as follows:

(1) The election of five directors:

Board of Directors Nominee	For	Against	Abstain	Broker Non-Votes
Brian P. Carney	6,613,694	1,087,796	821	2,988,301
Jonathan Duskin	6,583,687	1,117,803	821	2,988,301
David N. Makuen	7,475,336	226,154	821	2,988,301
Peter R. Sachse	7,457,125	230,665	14,521	2,988,301
Kenneth D. Seipel	7,412,911	276,943	12,457	2,988,301

(2) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement:

For	Against	Abstain	Broker Non-Votes
7,611,349	67,221	23,741	2,988,301

(3) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021:

For	Against	Abstain	Broker Non-Votes
10,528,014	156,855	5,743	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.
Date: July 7, 2020
	By:	/s/ David N. Makuen
	Name:	David N. Makuen
	Title:	Chief Executive Officer